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                                                                    EXHIBIT 23.4

                       CONSENT OF RAY, QUINNEY & NEBEKER

We hereby consent to the filing of our opinion regarding tax matters as an exhibit to this Registration Statement on Form S-4. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          RAY, QUINNEY & NEBEKER

                                          By:        /s/ A. ROBERT THORUP
                                          --------------------------------------

                                                 SHAREHOLDER AND DIRECTOR

Salt Lake City, Utah

January 30, 1997